UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

August 23, 2013

Date of Report (Date of earliest event reported)

Sophiris Bio Inc.

(Exact name of registrant as specified in its charter)

British Columbia	001-36054	98-1008712
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1258 Prospect Street La Jolla, CA	92037
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (858) 777-1760

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) On August 23, 2013, upon the closing of the U.S. initial public offering of Sophiris Bio Inc. (the “U.S. IPO”), Joseph Turner’s prior election to the Board of Directors (“Board”) of the Company became effective. Mr. Turner was elected as a member of the Board on July 9, 2013 with such election to be effective upon the closing of the Company’s U.S. IPO. Mr. Turner will serve until the Company’s 2014 annual meeting of stockholders and until his successor is duly elected and qualified, or until his earlier death, resignation or removal.

In accordance with the Company’s 2012 Non-Employee Director Compensation Program (the “Program”), Mr. Turner is entitled to receive a $30,000 annual retainer for service as a Board member. In addition, under the terms of the Program, the Board, after recommendation by the Compensation Committee, may determine to grant Mr. Turner option awards from time to time. Any such grants shall be pursuant to the Company’s Amended and Restated 2011 Stock Option Plan and shall vest over a one-year period. To date, the Board has not granted any options to Mr. Turner but may choose to do so in the future.

The Company will enter into a standard form of indemnification agreement with Mr. Turner (the “Indemnification Agreement”) effective upon his appointment to the Board. The Indemnification Agreement provides, among other things, that the Company will indemnify Mr. Turner, under the circumstances and to the extent provided for therein, for certain expenses which Mr. Turner may be required to pay in connection with certain claims to which he may be made a party by reason of his position as a director of the Company, and otherwise to the fullest extent permitted under the British Columbia Business Corporations Act and the Company’s Bylaws. The Company’s standard form of indemnification agreement was previously filed as Exhibit 10.4 to the Company’s Registration Statement on Form S-1 (No. 333-186724), as originally filed on February 15, 2013, and is incorporated herein by reference.

There are no arrangements or understandings between Mr. Turner and any other persons pursuant to which she or he was elected as a director of the Company. There are no family relationships between Mr. Turner and any director, executive officer, or any person nominated or chosen by the Company to become a director or executive officer. There are no related person transactions (within the meaning of Item 404(a) of Regulation S-K promulgated by the Securities and Exchange Commission) between Mr. Turner and the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Sophiris Bio Inc.

Dated: August 27, 2013

	By:	/s/ Peter Slover
Peter Slover
Chief Financial Officer